SUB-ITEM 77Q1(E)

                                                                   July 23, 2001

Dresdner RCM Global Investors LLC
Four Embarcadero Center
San Francisco, California 94111

Dear Sirs:

                      INTERIM INVESTMENT ADVISORY AGREEMENT

      On the authority of the Board of Directors of Dresdner RCM Global Strategic Income Fund, Inc., I write to confirm the agreed terms of your appointment as Investment Advisor to the Dresdner RCM Global Strategic Income Fund, Inc. (the "Fund") and send you herewith copies of the following documents:

      (a)   the Fund's Articles of Incorporation

      (b)   the By-Laws of the Fund as in effect at the date hereof

      (c)   the Fund's most recent Registration Statement

      (d) resolutions of the Board of Directors of the Fund selecting you as Investment Advisor for the Fund and approving the terms of your appointment as set out in this letter.

      Any amendment to any of these instruments will be notified to you forthwith.

      Will you kindly confirm your agreement with these terms by having the acknowledgement at the foot of the enclosed duplicate copy of this letter signed by an appropriate officer of Dresdner RCM Global Investors LLC under authority of its Board of Directors, and return to us together with a certified copy of the Board resolution authorizing such signature.

                              TERMS OF APPOINTMENT

(A) Your duties will be to provide the Fund with investment research, advice and supervision and to furnish continuously an investment program for the Fund in accordance with the Fund's then current investment objectives, policies and limitations, and the Investment Company Act of 1940 (the "1940 Act"). You will also be required to advise at all times what securities shall be purchased for the portfolio and what securities shall be sold from its portfolio and what proportion of the Fund's assets shall be held uninvested, subject always to the provisions of the Articles of Incorporation and By-laws as each may from time to time be amended. You will also advise and assist the officers of the Fund in taking such steps as may be necessary or appropriate for carrying out the decisions of its Board of Directors and the appropriate committees of such Board regarding the foregoing matters and the general conduct of the investment business of the Fund.

(B) In addition, you shall, subject to the general supervision of the Board of Directors of the Fund, provide for the administration of all other affairs of the Fund. In this regard, you shall act as an independent contractor of the
Fund:

      (i) to the extent not provided by the Fund's custodian and financial agent and the Fund's transfer agent and registrar, provide the Fund with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of the Fund.

      (ii) to the extent not arranged by the Fund's custodian and financial agent and the Fund's transfer agent and registrar, arrange for (A) the preparation and submission of proxy statements and quarterly and annual reports to stockholders and (B) the periodic updating of the Fund's Registration Statement and the preparation of reports filed with the Securities and Exchange Commission ("SEC") and other regulatory authorities:

      (iii) to the extent not provided by the Fund's custodian and financial agent and the Fund's transfer agent and registrar, provide the Fund with adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items. The Investment Advisor shall bear all expenses of its employees and overhead incurred by them in connection with their duties as officers and directors under this Interim Agreement. The Fund will bear its own expenses, including fees of the Fund's directors who are not interested persons (as defined in the 1940 Act) of any party or any sub-advisor to the Fund; out-of-pocket travel expenses for all directors and other expenses incurred by the Fund in connection with meetings of directors; interest expenses; tax and governmental fees; brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's portfolio securities; expenses of preparing stock certificates; expenses of registering and qualifying the Fund's shares for sale with the Securities and Exchange Commission and in various states and foreign jurisdictions; auditing, accounting, legal and insurance costs; custodian, dividend disbursing and transfer agent expenses; expense of obtaining and maintaining stock exchange listings of the Fund's shares; and the expenses of stockholder meetings.

      (iv) to maintain and preserve all records which the Fund is required to maintain and preserve by the 1940 Act and the rules and regulations thereunder, other than records maintained and preserved by the Fund's custodian and financial agent and the Fund's transfer agent and registrar, all such records maintained and preserved, nevertheless being the property of the Fund.

      (v) to prepare the Fund's U.S. federal, state and local income taxreturns.

      (vi) to respond to or refer to the Fund's officers or transfer agent stockholder inquiries relating to the Fund.

      (vii) to arrange, at the Fund's expense, for the determining and publishing of the Fund's net asset value in accordance with the Fund's policy as adopted from time to time by the Board of Directors.

(C) You shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Interim Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard by you of your obligations and duties under this Interim Agreement.

(D) In consideration of your services under paragraphs (A) and (B) above you shall be entitled by way of remuneration to a fee at the annual rate of 0.70% of the Fund's weekly net assets up to $100 million; and 0.65% of the Fund's weekly net assets in excess of $100 million, computed based upon net asset value at the end of each week and payable at the end of each calendar month. All management fees earned hereunder shall be held in an escrow account with the Fund's custodian.

      (i) If a majority of the Fund's outstanding voting securities approve a new investment management agreement within the 150 day period from the date hereof, the fees held in the escrow account will be paid to the Investment Manager.

      (ii) If a majority of the Fund's outstanding voting securities do not approve a new investment management agreement with the Investment Manager, the Investment Manager will be paid, out of the escrow account, the lesser of:

            Any costs incurred in performing this Interim Agreement (plus interest earned on that amount while in escrow); or

The total amount in the escrow account (plus interest earned).

(E) Payments of the fees referred to in paragraph (D) above shall be made within 14 days from the last day of the month. Such fees shall be deemed to cover and include all your staff and office expenses and all other expenses of providing services and fulfilling your duties hereunder.

(F) The Investment Advisor shall determine the securities to be purchased or sold by the Fund and will place orders from or through and sell securities to or through such persons, brokers or dealers as it shall deem appropriate (including, in case of brokerage transactions, affiliated persons (as defined in the 1940 Act) of the Investment Advisor or any subadviser to the Fund in accordance with Section 17(e) of the 1940 Act and Rule 17e-1 thereunder). Where the Investment Advisor places orders for the execution of portfolio transactions for the Fund, the Investment Advisor may allocate such transactions to such brokers and dealers for execution in such markets, at such prices and at such commission rates as in the good faith judgment of the Investment Advisor will be in the best interest of the Fund, taking into consideration in the selection of such brokers and dealers not only the available prices and rates of brokerage commissions, but also other relevant factors (such as, without limitation, execution capabilities, research and other services provided by such brokers or dealers which are expected to enhance the general portfolio management capabilities of the Investment Advisor) without having to demonstrate that such factors are of a direct benefit to the Fund.

(G) If the Investment Advisor resigns or is otherwise terminated from its position with respect to the Fund, the Investment Advisor, at its option, may require the Fund to change its name to reflect an entity that does not include the use of the words "Dresdner" and/or "RCM" in its name as registered with SEC, as specified in its charter or as marketed to the public. The party initiating the change will bear the expense for any such name change. This provision shall survive the termination of this Interim Agreement and shall remain in full force and effect for so long as the Fund is in existence.

(H) This appointment shall take effect as from July 23, 2001 and shall continue until a new investment advisory agreement is approved by a vote of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund, but in no event, shall this agreement have a duration greater than 150 days from the date hereof. This contract may be terminated without the payment of any penalty by the Board of Directors of the Fund or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund at any time upon ten days' written notice to the Investment Adviser, or by you on sixty days' written notice to the Fund , provided always that either party may at any time terminate this Interim Agreement by notice in writing to the other party in the event of (i) the other party entering into liquidation or (ii) a receiver being appointed over the whole or any part of its undertaking or assets or (iii) its shares or its undertaking being nationalized or expropriated by a government authority or (iv) its committing any breach of its obligation under this Interim Agreement and failing within thirty days of receipt of notice requiring it do so, to make good such breach

(I) Nothing in this Interim Agreement shall limit or restrict the right of any director, officer or employee of the Investment Advisor who may also be a director, officer or employee of the Fund to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the right of the Investment Advisor to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

(J) During the term of the Interim Agreement, the Fund agrees to furnish the Investment Advisor at its principal office, prior to use thereof, any and all prospectuses, proxy statements, reports to stockholders, sales literature, or other material prepared for distribution to stockholders of the Fund or the public that refer in any way to the Investment Advisor and not to use such material if the Investment Advisor reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Interim Agreement, the Fund will continue to furnish to the Investment Advisor copies any of the above mentioned materials that refer in any way to the Investment Advisor. The Fund shall furnish or otherwise make available to the Investment Advisor such other information relating to the business affairs of the Fund as the Investment Advisor at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

(K) Any notice or other communication required to be given pursuant to this Interim Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Investment Advisor at Four Embarcadero Center, San Francisco, California, 94111, Attention: Legal Services Department; or (2) to the Fund at Four Embarcadero Center, San Francisco, California, 94111, Attention: Secretary.

(L) This appointment shall be automatically terminated in the event of its assignment. The term "assignment" shall have the meaning specified in the 1940 Act as now in effect or as hereafter amended.

(M) The Investment Advisor may enter into one or more contracts (each a "Subadvisory Contract" or "Subadministration Contract") with a subadviser or subadministrator in which the Investment Advisor delegates to such subadviser or subadministrator any or all duties specified in this Interim Agreement, provided that each Subadvisory Contract or Subadministration Contract imposes on the subadviser or subadministrator bound thereby all applicable duties and conditions to which the Investment Advisor is subject under this Interim Agreement, and further provided that each Subadvisory Contract meets all requirements of the 1940 Act and any rules, regulations, or orders of the Securities and Exchange

Commission thereunder.

(N) This Interim Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                  Yours faithfully,


                                 /s/ Luke D. Knecht

                                 DRESDNER RCM GLOBAL STRATEGIC INCOME FUND, INC.


                                 By: /s/ Luke D. Knecht

      We hereby confirm our agreement with the terms set out in the letter, of which the above is a duplicate, and accept the same as a binding contract as at the date thereof.

                                 For

                                 /s/ Luke D. Knecht

                                 DRESDNER RCM GLOBAL INVESTORS LLC

                                 By: /s/ Luke D. Knecht

                                                               November 20, 2001

Dresdner RCM Global Investors LLC
Four Embarcadero Center
San Francisco, California 94111

Dear Sirs:

                          INVESTMENT ADVISORY AGREEMENT

      On the authority of the Board of Directors of Dresdner RCM Global Strategic Income Fund, Inc., I write to confirm the agreed terms of your appointment as Investment Advisor to the Dresdner RCM Global Strategic Income Fund, Inc. (the "Fund") and send you herewith copies of the following documents:

      (e)   the Fund's Articles of Incorporation

      (f)   the By-Laws of the Fund as in effect at the date hereof

      (g)   the Fund's most recent Registration Statement

      (h) resolutions of the Board of Directors of the Fund selecting you as Investment Advisor for the Fund and approving the terms of your appointment as set out in this letter.

      Any amendment to any of these instruments will be notified to you forthwith.

      Will you kindly confirm your agreement with these terms by having the acknowledgement at the foot of the enclosed duplicate copy of this letter signed by an appropriate officer of Dresdner RCM Global Investors LLC under authority of its Board of Directors, and return to us together with a certified copy of the Board resolution authorizing such signature.

                              TERMS OF APPOINTMENT

(A) Your duties will be to provide the Fund with investment research, advice and supervision and to furnish continuously an investment program for the Fund in accordance with the Fund's then current investment objectives, policies and limitations, and the Investment Company Act of 1940 (the "1940 Act"). You will also be required to advise at all times what securities shall be purchased for the portfolio and what securities shall be sold from its portfolio and what proportion of the Fund's assets shall be held uninvested, subject always to the provisions of the Articles of Incorporation and By-laws as each may from time to time be amended. You will also advise and assist the officers of the Fund in taking such steps as may be necessary or appropriate for carrying out the decisions of its Board of Directors and the appropriate committees of such Board regarding the foregoing matters and the general conduct of the investment business of the Fund.

(B) In addition, you shall, subject to the general supervision of the Board of Directors of the Fund, provide for the administration of all other affairs of the Fund. In this regard, you shall act as an independent contractor of the
Fund:

      (i) to the extent not provided by the Fund's custodian and financial agent and the Fund's transfer agent and registrar, provide the Fund with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of the Fund.

      (ii) to the extent not arranged by the Fund's custodian and financial agent and the Fund's transfer agent and registrar, arrange for (A) the preparation and submission of proxy statements and quarterly and annual reports to stockholders and (B) the periodic updating of the Fund's Registration Statement and the preparation of reports filed with the Securities and Exchange Commission ("SEC") and other regulatory authorities:

      (iii) to the extent not provided by the Fund's custodian and financial agent and the Fund's transfer agent and registrar, provide the Fund with adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items. The Investment Advisor shall bear all expenses of its employees and overhead incurred by them in connection with their duties as officers and directors under this Agreement. The Fund will bear its own expenses, including fees of the Fund's directors who are not interested persons (as defined in the 1940 Act) of any party or any sub-advisor to the Fund; out-of-pocket travel expenses for all directors and other expenses incurred by the Fund in connection with meetings of directors; interest expenses; tax and governmental fees; brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's portfolio securities; expenses of preparing stock certificates; expenses of registering and qualifying the Fund's shares for sale with the Securities and Exchange Commission and in various states and foreign jurisdictions; auditing, accounting, legal and insurance costs; custodian, dividend disbursing and transfer agent expenses; expense of obtaining and maintaining stock exchange listings of the Fund's shares; and the expenses of stockholder meetings.

     (viii) to maintain and preserve all records which the Fund is required to maintain and preserve by the 1940 Act and the rules and regulations thereunder, other than records maintained and preserved by the Fund's custodian and financial agent and the Fund's transfer agent and registrar, all such records maintained and preserved, nevertheless being the property of the Fund.

      (ix) to prepare the Fund's U.S. federal, state and local income tax returns.

      (x) to respond to or refer to the Fund's officers or transfer agent stockholder inquiries relating to the Fund.

      (vii) to arrange, at the Fund's expense, for the determining and publishing of the Fund's net asset value in accordance with the Fund's policy as adopted from time to time by the Board of Directors.

(C) You shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940
Act) or a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard by you of your obligations and duties under this Agreement.

(D) In consideration of your services under paragraphs (A) and (B) above you shall be entitled by way of remuneration to a fee at the annual rate of 0.70% of the Fund's weekly net assets up to $100 million; and 0.65% of the Fund's weekly net assets in excess of $100 million, computed based upon net asset value at the end of each week and payable at the end of each calendar month.

(E) Payments of the fees referred to in paragraph (D) above shall be made within 14 days from the last day of the month. Such fees shall be deemed to cover and include all your staff and office expenses and all other expenses of providing services and fulfilling your duties hereunder.

(F) The Investment Advisor shall determine the securities to be purchased or sold by the Fund and will place orders from or through and sell securities to or through such persons, brokers or dealers as it shall deem appropriate (including, in case of brokerage transactions, affiliated persons (as defined in the 1940 Act) of the Investment Advisor or any subadviser to the Fund in accordance with Section 17(e) of the 1940 Act and Rule 17e-1 thereunder). Where the Investment Advisor places orders for the execution of portfolio transactions for the Fund, the Investment Advisor may allocate such transactions to such brokers and dealers for execution in such markets, at such prices and at such commission rates as in the good faith judgment of the Investment Advisor will be in the best interest of the Fund, taking into consideration in the selection of such brokers and dealers not only the available prices and rates of brokerage commissions, but also other relevant factors (such as, without limitation, execution capabilities, research and other services provided by such brokers or dealers which are expected to enhance the general portfolio management capabilities of the Investment Advisor) without having to demonstrate that such factors are of a direct benefit to the Fund.

(G) If the Investment Advisor resigns or is otherwise terminated from its position with respect to the Fund, the Investment Advisor, at its option, may require the Fund to change its name to reflect an entity that does not include the use of the words "Dresdner" and/or "RCM" in its name as registered with SEC, as specified in its charter or as marketed to the public. The party initiating the change will bear the expense for any such name change. This provision shall survive the termination of this Agreement and shall remain in full force and effect for so long as the Fund is in existence.

(H) This appointment shall take effect as from November 20, 2001 and shall continue in effect annually if approved by the Board of Directors of the Fund or by vote of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund, and in either case by a majority of the directors of the Fund who are not interested persons of either party to this Agreement. This contract may be terminated by the Fund or by you at any time upon sixty days' written notice on either side without the payment of any penalty, provided always that either party may at any time terminate this Agreement by notice in writing to the other party in the event of (i) the other party entering into liquidation or (ii) a receiver being appointed over the whole or any part of its undertaking or assets or (iii) its shares or its undertaking being nationalized or expropriated by a government authority or (iv) its committing any breach of its obligation under this Agreement and failing within thirty days of receipt of notice requiring it do so, to make good such breach.

(I) Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Investment Advisor who may also be a director, officer or employee of the Fund to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the right of the Investment Advisor to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

(J) During the term of the Agreement, the Fund agrees to furnish the Investment Advisor at its principal office, prior to use thereof, any and all prospectuses, proxy statements, reports to stockholders, sales literature, or other material prepared for distribution to stockholders of the Fund or the public that refer in any way to the Investment Advisor and not to use such material if the Investment Advisor reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Fund will continue to furnish to the Investment Advisor copies of any of the above mentioned materials that refer in any way to the Investment Advisor. The Fund shall furnish or otherwise make available to the Investment Advisor such other information relating to the business affairs of the Fund as the Investment Advisor at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

(K) Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Investment Advisor at Four Embarcadero Center, San Francisco, California, 94111, Attention: Legal Services Department; or (2) to the Fund at Four Embarcadero Center, San Francisco, California, 94111,
Attention: Secretary.

(L) This appointment shall be automatically terminated in the event of its assignment. The term "assignment" shall have the meaning specified in the 1940 Act as now in effect or as hereafter amended.

(M) The Investment Advisor may enter into one or more contracts (each a "Subadvisory Contract" or "Subadministration Contract") with a subadviser or subadministrator in which the Investment Advisor delegates to such subadviser or subadministrator any or all duties specified in this Agreement, provided that each Subadvisory Contract or Subadministration Contract imposes on the subadviser or subadministrator bound thereby all applicable duties and conditions to which the Investment Advisor is subject under this Agreement, and further provided that each Subadvisory Contract meets all requirements of the 1940 Act and any rules, regulations, or orders of the Securities and Exchange Commission thereunder.

(N) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                  Yours faithfully,

                                 /s/ Luke D. Knecht

                                 DRESDNER RCM GLOBAL STRATEGIC INCOME FUND, INC.

                                 By: /s/ Luke D. Knecht

      We hereby confirm our agreement with the terms set out in the letter, of which the above is a duplicate, and accept the same as a binding contract as at the date thereof.

                                 For

                                 /s/ Luke D. Knecht

                                 DRESDNER RCM GLOBAL INVESTORS LLC

                                 By: /s/ Luke D. Knecht